Globe Specialty Metals Reports Improved Second Quarter Fiscal 2014 Results

·	Adjusted earnings per share on a fully diluted basis were $0.13 in the second quarter, up 63% from the prior quarter
·	Adjusted EBITDA in the second quarter was $26.2 million, up 23% from the prior quarter
·	Net Income in the second quarter was $16.3 million versus a Net Loss of $6.8 million from the prior quarter
·	Cash flow from operating activities of $23.3 million in the second quarter
·	Globe repurchased 415,241 of its shares and has continued repurchasing shares during the current quarter

NEW YORK, February 6, 2014 – Globe Specialty Metals, Inc. (NASDAQ: GSM) (the “Company”) today announced results for the second quarter of fiscal 2014 ended December 31, 2013.

Results for the second quarter were significantly improved over the first quarter.  Adjusted diluted earnings per share were $0.13, up 63%, and adjusted EBITDA was $26.2 million, up 23% in the second quarter when compared to the first quarter of fiscal 2014. This was primarily due to improved sales volumes for silicon based alloys, improved pricing for silicon metal and certain silicon-based alloys, and improved operating performance compared to the first quarter.  These increases were partially offset by increased selling, general and administrative expenses, due to higher variable compensation, when compared to the prior quarter.

Net sales for the second quarter of fiscal 2014 of $178.4 million and shipments of 66,616 MT were up 3% and 7%, respectively, from the first quarter.  These increases from the prior quarter were primarily due to a 15% increase in silicon-based alloys shipments.  Silicon metal prices increased 2% while silicon-based alloys average selling price decreased 2% compared to the first quarter. Aggressive pricing of imports continued to affect U.S. market prices for silicon metal and certain silicon-based alloys.

The May 3, 2013 lockout of unionized employees at the Becancour plant concluded on December 27, 2013 with the ratification of a new collective bargaining agreement.  The plant is currently running two of three furnaces and will be back in full production by the end of March 2014.  Certain costs associated with the lockout were excluded in our calculation of adjusted EBITDA.

On a reported basis, EBITDA for the second quarter was $25.6 million, compared to $34.2 million in the prior year and $6.6 million in the first quarter.  Excluding certain items, detailed in the table below, the largest of which include remeasurement of the stock option liability resulting from the increase in the Company’s share price, the impact of contract acquisition costs, and a bargain purchase gain on the acquisition of Siltech, adjusted EBITDA was $26.2 million in the second quarter, compared to $30.2 million in the prior year and $21.4 million in the first quarter.

Reported net income for the second quarter of fiscal 2014 was $16.3 million, compared to a net loss of $6.8 million in the prior quarter. Net income of $15.6 million in the second quarter of fiscal 2013 was slightly lower than the second quarter of fiscal 2014.

Adjusted EBITDA was as follows:
	Second Quarter		Six Months
	FY 2014	FY 2013	FY 2014	FY 2013
Reported EBITDA	$25,600	34,232	$32,169	40,987
Gain on remeasurement of equity investment	–	(1,707)	–	(1,707)
Transaction and due diligence expenses	308	1,336	469	1,987
Remeasurement of stock option liability	7,825	(3,673)	19,889	20,058
Quebec Silicon lockout costs	2,290	–	4,898	–
Quebec Silicon curtailment gain	(5,831)	–	(5,831)	–
Variable compensation	3,885	–	3,885	–
Contract acquisition cost	14,400	–	14,400	–
Bargain purchase gain	(22,243)	–	(22,243)	–
Adjusted EBITDA, excluding above items	$26,234	30,188	$47,636	61,325

Net cash decreased by $4.6 million from the end of first quarter to $49.5 million from $54.1 million.  Cash flow provided by operating activities in the second quarter was $23.3 million, $7.3 million was used in our share purchase program, capital expenditures totalled $10.9 million and dividends totalled $5.2 million.  Capital expenditures were primarily related to planned maintenance.  Net working capital improved $12.0 million in the second quarter as a result of reductions in inventory and accounts receivable.  Total debt outstanding remains at $109.0 million in the second quarter, which is a similar level as the first quarter and a $44.1 million decrease from $153.1 million in the second quarter of fiscal 2013. Total cash was $158.6 million as of December 31, 2013.

Second quarter fiscal 2014 results were negatively impacted by $0.2 million of after-tax due diligence expenses, a $5.3 million after-tax remeasurement expense for stock option liabilities, $1.6 million after-tax costs related to the lockout at the Becancour plant, $2.6 million after-tax in variable compensation payments to employees, and $9.8 million after-tax due to the impact of a contract acquisition costs.  These items were offset by a $2.0 million after-tax curtailment gain pertaining to the closure of the Quebec Silicon non-pension post-retirement benefit plan for union employees retiring after January 31, 2016 and a $22.2 million after-tax bargain purchase gain associated with the acquisition of Siltech.

Adjusted diluted earnings per share, which excludes the items listed below, were as follows:

	Second Quarter		Six Months
	FY 2014	FY 2013	FY 2014	FY 2013
Reported Diluted EPS	$0.18	0.20	$0.09	0.12
Tax rate adjustment	0.02	(0.01)	0.03	0.00
Gain on remeasurement of equity investment	–	(0.02)	–	(0.02)
Transaction and due diligence expenses	–	0.01	–	0.02
Deferred financing fees write-off	–	–	0.03	–
Remeasurement of stock option liability	0.07	(0.03)	0.18	0.19
Quebec Silicon lockout costs	0.02	–	0.04	–
Quebec Silicon curtailment gain	(0.03)	–	(0.03)	–
Variable compensation	0.04	–	0.04	–
Contract acquisition cost	0.13	–	0.13	–
Bargain purchase gain	(0.30)	–	(0.30)	–
Adjusted diluted EPS, excluding above items	$0.13	0.15	$0.21	0.31

Globe CEO Jeff Bradley commented, “As the demand and pricing environment improves for many of our products, we continue to drive operational efficiencies and margins across the business through cost savings measures.  We also continue to work cost out initiatives in all areas of the business.  We are focused on growing the business including our recent acquisition in South Africa. We will continue pursuing our growth strategy through strategic acquisitions, and returning cash to shareholders through dividends and timely stock repurchases.”

Conference Call

Globe will review second quarter fiscal 2014 results during its quarterly conference call on February 7, 2014 at 9:00 a.m. Eastern Time. The dial-in number for the call is 877-293-5491.  International callers should dial 914-495-8526.  Please dial in at least five minutes prior to the call to register.  The call may also be accessed via an audio webcast available on the GSM website at http://investor.glbsm.com.  Click on the February 7, 2014 Earnings Call link to access the call.

About Globe Specialty Metals

Globe Specialty Metals, Inc. is among the world’s largest producers of silicon metal and silicon-based specialty alloys, critical ingredients in a host of industrial and consumer products with growing markets.  Customers include major silicone chemical, aluminum and steel manufacturers, auto companies and their suppliers, ductile iron foundries, manufacturers of photovoltaic solar cells and computer chips, and concrete producers.  The Company is headquartered in New York City.  For further information please visit our web site at www.glbsm.com.

Forward-Looking Statements

This release may contain ''forward-looking statements'' within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as ''anticipates,'' ''intends,'' ''plans,'' ''seeks,'' ''believes,'' ''estimates,'' ''expects'' and similar references to future periods, or by the inclusion of forecasts or projections.  Forward-looking statements are based on the current expectations and assumptions of Globe Specialty Metals, Inc. (the "Company") regarding its business, financial condition, the economy and other future conditions.

Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  The Company's actual results may differ materially from those contemplated by the forward-looking statements.  The Company cautions you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions including, among others, changes in metals prices; increases in the cost of raw materials or energy; competition in the metals and foundry industries; environmental and regulatory risks; ability to identify liabilities associated with acquired properties prior to their acquisition; ability to manage price and operational risks including industrial accidents and natural disasters; ability to manage foreign operations; changes in technology; ability to acquire or renew permits and approvals; and, other factors identified in the Company’s periodic reports filed with the SEC.

Any forward-looking statement made by the Company or management in this release speaks only as of the date on which it or they make it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, unless otherwise required to do so under the law or the rules of the NASDAQ Global Market.

Non-GAAP Measures

EBITDA, adjusted EBITDA and adjusted diluted earnings per share are non-GAAP measures.

We have included these measures to provide supplemental measures of our performance which we believe are important because they eliminate items that have less bearing on our current and future operating performance and so highlights trends in our core business that may not otherwise be apparent when relying solely on GAAP financial measures.  Reconciliations of these measures to the comparable GAAP financial measures are provided in the attached financial statements.

CONTACT: Globe Specialty Metals, Inc.

Joe Ragan, 212-798-8125
Chief Financial Officer
Email: jragan@glbsm.com
Or Jeff Bradley, 212-798-8122 Chief Executive Officer Email: jbradley@glbsm.com

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012

Net sales	$178,406	172,994	179,940	$351,400	380,648
Cost of goods sold	150,713	152,280	148,331	302,993	316,971
Selling, general, and administrative expenses	26,499	25,138	9,053	51,637	46,773
Contract acquisition cost	14,400	-	-	14,400	-
Curtailment gain	(5,831)	-	-	(5,831)	-
Operating (loss) income	(7,375)	(4,424)	22,556	(11,799)	16,904
Other income (expense):
Gain on remeasurement of equity investment	-	-	1,707	-	1,707
Bargain purchase gain	22,243	-	-	22,243	-
Interest income	4	128	217	132	388
Interest expense, net of capitalized interest	(1,050)	(4,878)	(1,826)	(5,928)	(3,342)
Foreign exchange loss	(728)	(381)	(1,632)	(1,109)	(1,087)
Other (expense) income	(3)	21	(13)	18	102
Income (loss) before (benefit from) provision for income taxes	13,091	(9,534)	21,009	3,557	14,672
(Benefit from) provision for income taxes	(3,207)	(2,709)	5,373	(5,916)	4,104
Net income (loss)	16,298	(6,825)	15,636	9,473	10,568
Income attributable to noncontrolling interest, net of tax	(2,825)	(27)	(568)	(2,852)	(1,205)
Net income (loss) attributable to Globe Specialty Metals, Inc.	$13,473	(6,852)	15,068	$6,621	9,363
Weighted average shares outstanding:
Basic	75,267	75,310	75,174	75,289	75,112
Diluted	75,388	75,310	75,247	75,377	75,275
Earnings (loss) per common share:
Basic	$0.18	(0.09)	0.20	$0.09	0.12
Diluted	0.18	(0.09)	0.20	0.09	0.12

EBITDA:
Net income (loss)	$16,298	(6,825)	15,636	$9,473	10,568
(Benefit from) provision for income taxes	(3,207)	(2,709)	5,373	(5,916)	4,104
Net interest expense	1,046	4,750	1,609	5,796	2,954
Depreciation, depletion, amortization and accretion	11,463	11,353	11,614	22,816	23,361
EBITDA	$25,600	6,569	34,232	$32,169	40,987

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	September 30,	December 31,
	2013	2013	2012
Assets
Current assets:
Cash and cash equivalents	$158,564	163,084	163,461
Accounts receivable, net	70,341	76,865	79,714
Inventories	88,562	90,506	146,605
Deferred tax assets	17,877	15,229	10,860
Prepaid expenses and other current assets	14,165	19,584	18,774
Total current assets	349,509	365,268	419,414
Property, plant, and equipment, net	460,180	418,074	436,189
Deferred tax assets	125	125	416
Goodwill	43,343	43,177	60,269
Other intangible assets	477	477	477
Investments in unconsolidated affiliates	5,973	5,973	5,973
Other assets	4,385	4,358	24,279
Total assets	$863,992	837,452	947,017

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$40,832	38,554	51,513
Short-term debt	15	15	329
Revolving credit agreements	9,000	9,000	9,000
Accrued expenses and other current liabilities	81,183	62,136	55,912
Total current liabilities	131,030	109,705	116,754
Long-term liabilities:
Revolving credit agreements	100,000	100,000	143,742
Deferred tax liabilities	45,541	34,634	27,748
Other long-term liabilities	52,712	59,460	68,663
Total liabilities	329,283	303,799	356,907
Stockholders’ equity:
Common stock	8	8	8
Additional paid-in capital	397,415	397,676	398,648
Retained earnings	66,893	58,598	110,432
Accumulated other comprehensive loss	(6,191)	(4,358)	(5,792)
Treasury stock at cost	(7,287)	(4)	(4)
Total Globe Specialty Metals, Inc. stockholders’ equity	450,838	451,920	503,292
Noncontrolling interest	83,871	81,733	86,818
Total stockholders’ equity	534,709	533,653	590,110
Total liabilities and stockholders’ equity	$863,992	837,452	947,017

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Cash flows from operating activities:
Net income (loss)	$16,298	(6,825)	15,636	$9,473	10,568
Adjustments to reconcile net income (loss)
to net cash provided by (used in) operating activities:
Depreciation, depletion, amortization and accretion	11,463	11,353	11,614	22,816	23,361
Share-based compensation	(261)	(1,558)	680	(1,819)	(8,027)
Gain on remeasurement of equity investment	-	-	(1,707)	-	(1,707)
Curtailment gain	(5,831)	-	-	(5,831)	-
Bargain purchase gain	(22,243)	-	-	(22,243)	-
Deferred financing fees	53	3,524	200	3,577	400
Unrealized foreign exchange loss	-	-	976	-	-
Deferred taxes	(3,405)	(6,530)	1,623	(9,935)	(7,422)
Amortization of customer contract liabilities	(1,636)	(1,730)	(1,531)	(3,366)	(2,874)
Changes in operating assets and liabilities:
Accounts receivable, net	6,458	7,203	5,105	13,661	7,924
Inventories	3,275	11,000	(10,660)	14,275	(24,188)
Prepaid expenses and other current assets	5,416	6,599	2,487	12,015	3,777
Accounts payable	2,277	236	(7,302)	2,513	(2,411)
Accrued expenses and other current liabilities	8,772	13,416	(20,281)	22,188	13,821
Other	2,631	2,006	(7)	4,637	(466)
Net cash provided by (used in) operating activities	23,267	38,694	(3,167)	61,961	12,756
Cash flows from investing activities:
Capital expenditures	(10,861)	(7,203)	(10,179)	(18,064)	(18,204)
Acquisition of businesses, net of cash acquired	(3,800)	-	(844)	(3,800)	(844)
Net cash used in investing activities	(14,661)	(7,203)	(11,023)	(21,864)	(19,048)
Cash flows from financing activities:
Net payments of short-term debt	-	(269)	-	(269)	-
Net (payments) borrowings on revolving credit agreements	-	(30,250)	9,566	(30,250)	12,163
Debt issuance costs	-	(1,080)	-	(1,080)	-
Dividend payment	(5,178)	(5,178)	(14,103)	(10,356)	(18,794)
Proceeds from stock option exercises	-	-	1,000	-	1,000
Purchase of treasury shares	(7,283)	-	-	(7,283)	-
Other financing activities	(630)	(633)	(648)	(1,263)	(1,275)
Net cash used in financing activities	(13,091)	(37,410)	(4,185)	(50,501)	(6,906)
Effect of exchange rate changes on cash and cash equivalents	(35)	(673)	(273)	(708)	(1,351)
Net decrease in cash and cash equivalents	(4,520)	(6,592)	(18,648)	(11,112)	(14,549)
Cash and cash equivalents at beginning of period	163,084	169,676	182,109	169,676	178,010
Cash and cash equivalents at end of period	$158,564	163,084	163,461	$158,564	163,461

Supplemental disclosures of cash flow information:
Cash paid for interest, net	$850	1,009	1,334	$1,859	2,414
Cash (refunded) paid for income taxes, net	(4,136)	600	9,794	(3,536)	11,651

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Supplemental Statistics
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Shipments in metric tons:
Silicon metal	31,631	31,619	35,273	63,250	75,760
Silicon-based alloys	34,985	30,416	26,699	65,401	56,242
Total shipments*	66,616	62,035	61,972	128,651	132,002

Average selling price ($/MT):
Silicon metal	$2,766	2,699	2,908	$2,732	2,844
Silicon-based alloys	1,983	2,019	2,152	2,000	2,215
Total*	$2,355	2,365	2,582	$2,360	2,576
Average selling price ($/lb.):
Silicon metal	$1.25	1.22	1.32	$1.24	1.29
Silicon-based alloys	0.90	0.92	0.98	0.91	1.00
Total*	$1.07	1.07	1.17	$1.07	1.17

* Excludes by-products and other